Exhibit 10.1

TESSCO TECHNOLOGIES INCORPORATED

STOCK OPTION

THIS STOCK OPTION (this “Option”) is granted by TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), to Sandip Mukerjee (the “Optionee”) effective as of November 15, 2019 (the “Grant Date”).

RECITALS

A.                                    The Optionee commenced his service as a Key Employee of the Company on August 20, 2019 (the “Start Date”), pursuant to the terms of an Employment Agreement dated August 19, 2019, by and between the Optionee and the Company (as amended from time to time, the “Employment Agreement”). In order to provide the Optionee additional incentive to further the Company’s growth, development, and financial success, and as provided for under the terms of the Employment Agreement, the Compensation Committee of the Board of Directors of the Company (the “Committee”), pursuant to authority delegated by the Board of Directors of the Company (the “Board”), desires to grant to the Optionee, pursuant to the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (as from time to time hereafter amended, the “Plan”), an option to purchase Two Hundred Fifty Thousand (250,000) shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at an exercise price of $11.52 per share (the “Exercise Price”), which price the Compensation Committee has determined to be the Fair Market Value of the Common Stock as of the Grant Date.

B.                                    This Option is granted pursuant to the Plan, which is incorporated herein by reference for all purposes.  The Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof, and all applicable laws and regulations.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Plan.

C.                                    This Option is not intended to, and shall not, constitute or be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.

NOW, THEREFORE, to evidence the grant of the option and to set forth the terms and conditions governing the exercise thereof and the parties’ other agreements relative thereto, the parties, intending to be legally bound, agree as follows:

SECTION 1.                               GRANT, TERM, AND VESTING OF OPTION

1.1.                            In General. The Company hereby grants to the Optionee the right, and the Optionee shall be entitled, to purchase from the Company at any time and from time to time after the date hereof but not later than 5:00 p.m. Baltimore, Maryland time on November 15, 2025 (the “Expiration Date”), up to Two Hundred Fifty Thousand (250,000) shares of the Company’s Common Stock (the “Option Shares”) at the Exercise Price, all on the terms and subject to the conditions hereinafter set forth.

1.2.                            Vesting. Except as otherwise set forth (and subject to all of the other conditions and limitations contained) in this Section 1, this Option shall become exercisable with respect to a stated number of Option Shares on each of the dates set forth below (each a “Vesting Date”), subject further to  Optionee’s Continuous Service through each such Vesting Date:

(a)                                 On November 30, 2020, for Eighty Thousand Three Hundred Eight (80,308) Option Shares; and

(b)                                 On the last day of December 2020 and continuing on the last day of each of the following Thirty Two (32) successive calendar months thereafter, a pro rata portion of the remaining One Hundred Sixty Nine Thousand Six Hundred Ninety Two (169,692) Option Shares (i.e., or approximately Five Thousand One Hundred Forty Two (5,142) Option Shares per month), such that this Option will be fully vested for all Two Hundred Fifty Thousand (250,000) Option Shares on the last day of August 2024.

Except as may otherwise be expressly provided herein, there shall be no proportionate or partial vesting in periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Without limiting any other terms hereof or of the Plan otherwise providing for termination of this Option in whole or in part, any unvested portion of this Option shall terminate and be null and void upon termination of the Optionee’s Continuous Service.

1.3.                            Termination for Cause. If the Optionee’s Continuous Service is terminated by the Company for Cause then all rights of Optionee under this Option shall terminate immediately, effective as of such termination.

1.4.                            Termination Without Cause or for Good Reason.  If the Optionee’s Continuous Service is terminated (x) by the Company other than for Cause and other than on account of Disability or (y) by the Optionee for Good Reason, then the Optionee shall be entitled to exercise this Option to the same extent that it would have been exercisable on the effective date of termination of the Optionee’s Continuous Service (and without regard to any subsequent events) for a period of ninety (90) days thereafter (but in no event later than the Expiration Date), whereupon all rights of Optionee under this Option shall terminate immediately, unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.5.                            Disability. If the Optionee’s Continuous Service is terminated as a result of Disability, as determined by a medical doctor satisfactory to the Committee, this Option shall not terminate or be forfeited and the Optionee shall remain entitled to exercise this Option, but only to the same extent that it would have been exercisable on the date of termination of the Optionee’s Continuous Service (and without regard to subsequent events), for a period of twelve (12) months thereafter (but in no event later than the Expiration Date), whereupon all rights of Optionee under this Option shall terminate immediately, unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.6.                            Death. In the event of the termination of Optionee’s Continuous Service by reason of death of Optionee, the Optionee’s personal representative or other successor in interest shall be entitled to exercise this Option, but only to the same extent that it would have been exercisable on the date of the Optionee’s death (but without regard to subsequent events), for a period of twelve (12) months thereafter (but in no event later than the Expiration Date), whereupon all rights of Optionee under this Option shall terminate immediately, unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.7.                            Expiration. This Option, including any then unexercised portion of this Option, and all rights of Optionee hereunder, shall in any event automatically and without notice terminate on the Expiration Date.

1.8.                            Change in Control.

(a)                                 Accelerated Vesting. Notwithstanding Section 1.2, if there is a Change in Control of the Company and the Optionee’s Continuous Service is terminated in connection therewith or within a period of one (1) year after the date of the Change in Control, either (i) by the Company or a successor, in either case other than for Cause and other than on account of Disability, or (ii) by the Optionee for Good Reason, then this Option shall (if not already so exercisable, and provided that this Option shall not have expired or terminated for any reason, including at the Expiration Date) become exercisable with respect to 100% of the total number of Option Shares.

(b)                                 Company Right to Accelerate Vesting and Terminate Option.   If at any time before the Expiration Date, and assuming this Option remains in effect, the Company becomes aware of the impending occurrence of any Change in Control, then the Company shall have the right and option (but not any obligation) to give the Optionee written notice thereof (a “Change in Control Notice”) setting forth (if known) the date on or about which the Change in Control is anticipated to occur.  If a Change in Control Notice is given by the Company to the Optionee no later than twenty (20) days before the occurrence of the Change in Control (or the record date or other date for establishing the holders of Common Stock entitled to the initial liquidating dividend or other distribution in respect of any complete or partial liquidation, dissolution, or divisive reorganization of the Company approved by the stockholders), the Company shall have the right and option (but not any obligation) (i) to cause the vesting of this Option to be accelerated (whereupon this Option will become exercisable with respect to 100% of the total number of Option Shares), such acceleration to be effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control described in the Change in Control Notice, and on any other conditions, qualifications or limitations stated or provided for therein (including the right to withdraw the Change in Control Notice for any or no reason), and (ii) as provided in the Change in Control Notice, and as a condition to acceleration as contemplated by (i) above, to terminate this Option, insofar as still remaining unexercised, effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control and without any additional notice.  As a condition to any such termination of this Option, however, the Company shall afford the Optionee a reasonable period of time (no less than fifteen (15) days) after the date on which the Change in Control Notice is given to exercise this Option in whole or in part; and in the event that, or insofar as, the Optionee does not exercise this Option prior to the expiration of such period, then, unless the Board or the Committee (or any successor to either) in its sole and absolute discretion determines otherwise, this Option will terminate and expire effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control.  Notwithstanding the foregoing, if and in the event that the Continuous Service of the Optionee has terminated or expired as of the date of the giving of the Change in Control Notice or at any time prior to the Change in Control referred to therein, and this Option (and the right to exercise this Option) has not then otherwise expired by its terms, then the Company shall have the right and option to deliver a Change in Control Notice as provided above without any corresponding acceleration of the vesting of this Option, and this Option shall then be exercisable only to the extent otherwise exercisable as of the date of termination of Continuous Service and without acceleration, until the expiration of the reasonable period otherwise provided for hereunder. Any acceleration of the vesting of this Option (and the right of Optionee to exercise this Option with respect to any Option Shares vested other than on account of the passage of time) as described in or contemplated by a Change in Control Notice shall be, and any exercise by the Optionee may be, in each case whether delivered pursuant to this subsection (b) of subsection (c) below, conditioned upon the actual occurrence or consummation of the Change in Control and satisfaction of any other conditions, qualifications or limitations included or provided for in the Change in Control Notice or notice of exercise.

(c)                                  Change in Control Agreement.  In the event of, or if in anticipation of, a Change in Control in which the Company is not or will not be the surviving or acquiring company, or will be liquidated or dissolved, or in which the Company is or becomes, or will become, a wholly-owned subsidiary of another company after the effective date of the Change in Control, in any event occurring prior to the Expiration Date and prior to any other termination of this Option (including upon exercise by the Company of the right and option afforded to it subsection (b) above): (1) if there is no Change in Control Agreement (as defined below) or if the Change in Control Agreement does not specifically provide for the change, conversion or exchange of this Option for similar securities of another company, the Company will deliver to Optionee a Change in Control Notice in the manner described in (but not pursuant to) subsection (b) above, thereby providing the Optionee with a reasonable opportunity to exercise this Option as otherwise provided for in (but not pursuant to) subsection (b) above, and Optionee shall thereupon have the right during the applicable period of not less than fifteen (15) days to exercise this Option as to all or any part of the shares covered hereby, including, if the Continuous Service of Optionee then continues (but not otherwise), shares as to which this Option would not otherwise be exercisable by reason of an insufficient lapse of time, and this Option will thereupon terminate and expire as otherwise provided for in (but not pursuant to) subsection (b) above, effective upon, or immediately prior to and conditioned upon, the occurrence of such Change in Control; and (2) if there is a Change in Control Agreement and if the Change in Control Agreement provides for the change, conversion or exchange of the shares under outstanding and unexercised stock options, generally, or under this Option, for securities or other property of another company, and provides for the change, conversion or exchange of this Option, or the assumption or substitution of this Option, for similar securities or other property of another company, then in connection with the Change in Control, in lieu of this Option terminating (and, where applicable, in lieu of being accelerated) to the extent not exercised as otherwise contemplated by clause (1) of this subsection (c), then, and unless the Company shall have exercised its right under subsection (b) above, this Option shall be so changed, converted or exchanged, or assumed or substituted for, in a manner not inconsistent with the provisions of the Change in Control Agreement for the adjustment, change, conversion or exchange of such stock and such options (and if holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).  If such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the substitute or assumed option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. All adjustments and determinations under this subsection (c), including any determination of such substantial equality of value of consideration, shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  Notwithstanding the foregoing, on such terms and conditions as may be set forth in an award agreement, in the event of a termination of the Optionee’s employment in such successor company (other than for Cause) within one (1) year following such Change in Control (subject, however, to earlier expiration as of the Expiration Date), the option held by the Optionee at the time of the Change in Control shall be accelerated as described in Section 1.8(a) above.  “Change in Control Agreement” means a written plan or agreement regarding the terms and implementation of a Change in Control in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Change in Control (and in any event excluding any liquidation).

SECTION 2.                               EXERCISE OF OPTION

2.1.                            In General. In the event the Optionee desires to exercise this Option with respect to all or any vested portion of the Option Shares, the Optionee shall give notice to the Company in substantially the form of Exhibit A (together with any other representations, warranties, and undertakings that may otherwise be required by the Company of the Optionee pursuant to the terms of this Option or the Plan). Such notice shall state the number of Option Shares with respect to which this Option is being exercised and shall be accompanied by payment of the Exercise Price multiplied by the number of Option Shares with respect to which this Option is being exercised (the “Aggregate Exercise Price”).

2.2.                            Payment Options. Unless otherwise permitted by the Board or the Committee, payment of the Aggregate Exercise Price shall be made in cash or by check payable to the order of the Company. Notwithstanding the foregoing, if hereinafter authorized by the Board or the Committee in its sole discretion (either generally in respect of all or a particular class or group of option awards under the Plan or specifically in respect of this Option), payment of the Aggregate Exercise Price may also be made in whole or in part: (i) through the retention by the Company of Option Shares that would otherwise be issued pursuant to the exercise of this Option, (ii) by the delivery of shares of Common Stock already owned by the Optionee with an aggregate Fair Market Value (as defined below) equal to the Aggregate Exercise Price, or (iii) by any other form of payment that is acceptable to the Board or the Committee, as the case may be. If the Aggregate Exercise Price is paid in the manner described in clause (i) above, the number of shares to be issued to the Optionee shall be reduced by the product of (x) the total number of shares to be acquired (determined without regard to clause (i)) times (y) the quotient of (a) the Exercise Price divided by (b) the Fair Market Value, which reduction shall constitute payment of the Exercise Price for the shares acquired pursuant to clause (i).

2.3.                            Withholding Taxes. The Company shall be entitled to require as a condition of delivery of the shares to be acquired upon exercise of this Option that the Optionee remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company (“Tax Obligations”). Notwithstanding the foregoing, the Board or the Committee may in its sole discretion authorize payment or other satisfaction of all or any portion of such Tax Obligations to be made in a manner similar to one or more of the methods referenced in Section 2.2 with respect to payment of the Aggregate Exercise Price. Whether or not the Company requires the Optionee to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to the Optionee.

2.4.                            Fractional Shares. The Company shall not be required to issue fractions of shares upon exercise of this Option. If any fractional interest in a share is otherwise deliverable upon the exercise of this Option, the Company shall purchase the fractional interest for an amount in cash equal to the Fair Market Value of the fractional interest.

2.5.                            Limitation on Exercise. Notwithstanding any other provision of this Option, this Option shall not be exercisable in whole or in part, and no shares of Common Stock shall be issuable by the Company in respect of any attempted exercise, at any time when such exercise or issuance is prohibited by the Company’s policies then in effect concerning transactions by officers, directors, or employees in securities of the Company.

SECTION 3.                               MISCELLANEOUS

3.1.                            Entire Agreement. This Option (together with the Plan, to which it is and shall remain subject) constitutes the entire agreement and understanding between the parties hereto, and supersedes any prior agreement or understanding, relating to the subject matter of this Option.

3.2.                            Conflicts with Plan; Amendments. This Agreement has been granted as an “Option” (and, in particular, a “Non-Qualified Option”) under the Plan and shall be construed consistently with the Plan. In the event of any clear conflict between the provisions of the Plan and this Option, the provisions of the Plan (including any such provisions that defer to an applicable award, such as this Option) shall control. The Committee has the right, in its sole discretion, to amend this Option from time to time in any manner for the purpose of promoting the objectives of the Plan but only if the similar terms of all other Non-Qualified Options under the Plan that are then in effect at the time of such amendment and are also similarly amended with substantially the same effect. Any such amendment of this Option will, upon adoption by the Committee, become and be binding and conclusive on all persons affected by it without requirement for consent or other action by any such person. The Company will give the Optionee or other registered holder of this Option written notice of any such amendment of this Option as promptly as practicable after it is adopted.

3.3.                            No Rights of Stockholder. The Optionee shall not be deemed a stockholder of the Company for any purpose until the shares issuable upon exercise of this Option have been issued to the Optionee upon exercise of this Option. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or shares of capital stock with a preference ahead of, or convertible into, or otherwise affecting the Common Stock or rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

3.4.                            No Rights of Continued Employment.  This Option shall not confer upon the Optionee any right of continued employment or Continuous Service with the Company or otherwise.

3.5.                            Transfer Restrictions. Unless otherwise determined by the Committee, this Option is not transferable, and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, this Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and this Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate this Option, or in the event of any levy upon this Option by reason of any execution, attachment or similar process contrary to the provisions hereof, this Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

3.6.                            Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if delivered in person or by commercial courier service or sent by first class mail, postage prepaid:

(a)                                 If to the Company, addressed to it at 11126 McCormick Road, Hunt Valley, MD 21031, marked for the attention of the Chief Financial Officer, and

(b)                                 If to the Optionee, to the address set forth below Optionee’s signature (or if not set forth, as appearing in the records of the Company),

or in either case to such other address as any party shall notify the other in accordance with this section.

3.7.                            Governing Law. This Option shall be governed by and construed in accordance with the federal laws of the United States and the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

3.8.                            Headings. The descriptive headings in this Option are inserted for convenience of reference only and do not constitute a part of this Agreement.

3.9.                            Incorporation of Recitals and Exhibits. The recitals to this Option and any exhibits and schedules hereto are a material part of and by this reference are hereby incorporated into this Option.

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IN WITNESS WHEREOF, the parties have caused this Stock Option to be signed under seal as of the date first above written.

ATTEST/WITNESS:	TESSCO TECHNOLOGIES INCORPORATED

	By:	(SEAL)
Aric Spitulnik
Senior Vice President and Chief Financial Officer

OPTIONEE:

Sandip Mukerjee

Address:

EXHIBIT A

TESSCO TECHNOLOGIES INCORPORATED

STOCK OPTION

NOTICE OF EXERCISE

(Date)

TO:

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, MD 21031
Attn: President

I am the holder of a Stock Option dated as of November 15, 2019 to purchase shares of the Common Stock of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”) at a price of $11.52 per share. I hereby exercise that Stock Option with respect to           shares, for an aggregate exercise price of $               . Payment of the aggregate exercise price accompanies this Notice of Exercise.

I acknowledge that the Company is entitled to require as a condition of delivering the certificate representing these shares that I remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company. Whether or not the Company requires me to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to me.

Very truly yours,

Optionee

Address: